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                                                                   Exhibit 10.50


                                 FIRST AMENDMENT

                              VERILINK CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN

         VERILINK CORPORATION, a Corporation organized and existing under the laws of the State of Delaware with its principal place of business in Huntsville, Alabama, (the "Company'), hereby adopts and publishes on this the 17th day of May, 2000, this Amendment to the 1996 Verilink Corporation Employee Stock Purchase Plan (the "Plan"), as follows:

         WHEREAS, the Company, effective April 19, 1996, established the Plan for the benefit of its employees; and

         WHEREAS, said Plan provides that the Company reserves the right for any reason by action of its Board of Directors to amend in whole or in part any and all provisions of the Plan; and

         WHEREAS, the definition of "Compensation" as set forth in Section 2(f) of the Plan is ambiguous; and

         WHEREAS, this Amendment serves to remove any ambiguity from the definition of "Compensation" as set forth in Section 2(f) of the Plan; and

         WHEREAS, the Plan has, at all times, been administrated in accordance with the definition of "Compensation" as set forth in this Amendment; and

         WHEREAS, the use of the term "Offering Period" in Section 6(a) is ambiguous; and

         WHEREAS, the Amendment serves to remove any ambiguity from Section 6(a); and

         WHEREAS, the Plan has at all times been administered in accordance with
Section 6(a) as is set forth in this Amendment; and

         WHEREAS, the Company has also determined that certain other modifications as to the timing and number of purchases should also be made as outlined hereinbelow; and

         WHEREAS, by unanimous written consent of the Board of Directors of the Company, the Board did specifically approve and adopt by resolution the amendment hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises hereinabove set forth, the Company amends said Plan, as follows:


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                  1. Section 2(f) shall be amended and restated as follows:

         "(f)`Compensation' shall mean an Employee's sales commissions and base salary from the Company or one or more Designated Subsidiaries, including such amounts of sales commissions and base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and contribution (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Subsidiaries under any employee benefit or welfare plan now or hereafter established."

                  2. Section 4(a) shall be amended and restated as follows:

         "(a)The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan have been purchased or (ii) the Plan shall have sooner been terminated in accordance with paragraph 19 hereof. The maximum duration of a Purchase Period shall be twenty-seven months. Commencing on July 1, 2000, the Purchase Period shall be six months, and the Plan shall be implemented through consecutive Purchase Periods of six months' duration commencing each January 1 and July 1."

                  3. Section 6(a) shall be amended and restated as follows:

         "(a)At the time a Participant files his/her subscription agreement, he/she shall elect to have payroll deductions made on each pay day during the Accrual Period in an amount not exceeding ten percent (10%) of the Compensation which he/she receives on each pay day during the Accrual Period."

                  4. Section 12(a) shall be amended and restated as follows:

         "(a)The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable."


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         The Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal to be hereunto affixed on the day and year first above written.


                                    VERILINK CORPORATION



                                    /s/ Graham G. Pattison
                                    --------------------------------------------
                                    By:  Graham G. Pattison
                                    Its: President

ATTEST:

/s/ C. W. Smith
--------------------------------
By:  C. W. Smith
Its: Secretary


(CORPORATE SEAL)